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                                                                   EXHIBIT 10.25



LOGO DEPARTMENT OF HEALTH & HUMAN SERVICES    OFFICE OF INSPECTOR GENERAL
                                              OFFICE OF COUNSEL TO THE INSPECTOR
                                              GENERAL
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                                              COHEN BUILDING-ROOM 5527
                                              330 INDEPENDENCE AVE., S.W.
                                              WASHINGTON, DC 20201


                                   March 3, 2004


Todd J. Kerr
Senior Vice President of Audit and
   Compliance
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, TN 37027

     Re: CIA Reviews

Dear Todd:

I am writing in response to your February 20, 2004 and December 9, 2003 letters and our February 5, 2004 meeting regarding LifePoint's proposal to replace the Laboratory Claims Review requirement in the CIA with Medicare APC reviews. We have no objection to your request to modify the reviews as set forth in the enclosed document.

Thank you for your assistance.


                                                    Sincerely,



                                                    /s/ Barbara A. Frederickson

                                                    Barbara A. Frederickson
                                                    Senior Counsel

Enclosure
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1. APC CLAIMS REVIEWS

     Similar to the previous Laboratory Claims Reviews, the APC Claims review will consist only of a 50 item sample with no error rate thresholds or sample expansion possibilities. The portion of Appendix referring to "Discovery Samples", "Full Samples", and "Claims Systems Reviews" relates only to the DRG Claims Reviews. Specifically, the following changes are proposed:

     Section III.D.2.b, Laboratory Claims Review, is hereby superceded by the following:

     b. APC Claims Review:

        i. Claims Review. LifePoint shall perform a Claims Review to identify any overpayments through an appraisal of outpatient APC claims submitted by LifePoint to the Medicare program and paid by Medicare. The Claims Reviews shall be performed in accordance with the procedures set forth in Appendix A to this CIA. The Claims Reviews shall cover the two six-month periods during each year covered by the Billing Engagement. LifePoint will perform Claims Reviews at a minimum of two hospitals during each six-month period (for a minimum of four hospitals each year.)
               The hospitals, and the tests to be reviewed at each hospital, will be chosen as set forth in section III.D.2.c.

        ii. APC Claims Review Report. LifePoint shall prepare a report based upon each APC Claims Review performed ("Claims Review Report"). The Claims Review Report shall be created in accordance with the procedures set forth in Appendix A to this CIA.

     Section III.D.2.c.ii., Laboratory Claims Review Hospital Selection, is hereby superceded by the attached new section III.D.2.c.ii, APC Claims Review Hospital Selection.

        ii. APC Claims Review Hospital Selection. LifePoint shall select the two hospitals subject to review during each six-month period as follows:
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         A.    One would be chosen based on an internally prepared risk profile.
               Factors used for the risk profile would include facility size, results of previous audits, time elapsed since last review, acquisition dates, and staff turnover.

         B. One hospital will be randomly selected using RATSTATS. A replacement hospital should be generated in case the hospital randomly selected has already been identified under section III.d.2.C.ii.A.

     For purposes of the APC Claims Reviews, the definitions in Appendix A (April 29, 2002 revision) will apply in the same fashion that they applied to the previous Laboratory Claims Reviews. Also, Section A.2.f. shall be replaced with the following:

         f. APC Claims Review Sample. Each APC Claims Review sample shall consist of an appraisal of a random sample of 50 Items for each hospital for each period under review.

     A summary of the APC Claims Reviews will be submitted with each Annual Report.

2. REVIEW & SUMMARY OF SELF-AUDITS

     Also, LifePoint agrees to perform the following annually:

         A.    Summarize the results of all facility laboratory self-audits.

         B. Select one half of LifePoint's facilities randomly using RATSTATS. For each hospital selected, LifePoint will review 5 claims from the facility's self audits for accuracy. The 5 claims will be chosen randomly using RATSTATS.

         C.    Summarize the results of the testing noted in B. above.

     A summary of the Self-Audits and related Reviews will be submitted with each Annual Report.